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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Registration Statement on Form S-1 of our report dated January 31, 2000, relating to the financial statements of K&K Hansen, Inc. dba Mason Distributing Company, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

                                          /s/ Lesley, Thomas, Schwarz &
                                           Postma, Inc.

                                          Lesley, Thomas, Schwarz & Postma,
                                           Inc.
                                          A Professional Accountancy
                                           Corporation

Newport Beach, California
February 3, 2000